Exhibit 15.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Annual Report on Form 20-F/A (Amendment No. 1) of our report dated May 26, 2022, with respect to the consolidated financial statements of The Very Good Food Company Inc. as at and for the year ended December 31, 2019 included in this Annual Report on Form 20-F/a (Amendment No. 1) of The Very Good Food Company Inc.

/s/ DMCL LLP

Chartered Professional Accountants

Vancouver, Canada

August 5, 2022